EXHIBIT 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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BEIJING
BRUSSELS
FRANKFURT
	November 13, 2017	HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
Arbor Realty Trust, Inc.		SINGAPORE
333 Earle Ovington Blvd — Suite 900		TOKYO
Uniondale, NY 11553		TORONTO

Re:                             Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain U.S. federal income tax considerations in connection with the offering (the “Offering”) by Arbor Realty Trust, Inc., a Maryland corporation (“ART”), of $125,000,000 aggregate principal amount of ART’s 5.375% Convertible Senior Notes due 2020 (the “Securities”), pursuant to a registration statement on Form S-3 (File No. 333-212554) filed with the Securities and Exchange Commission, as amended through the date hereof (the “Registration Statement”).

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(a)           the Registration Statement;

(b)           the prospectus, dated July 26, 2016 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)           the preliminary prospectus supplement, dated November 7, 2017 (the “Preliminary Prospectus Supplement”);

(d)           the final prospectus supplement, dated November 7, 2017 (the “Final Prospectus Supplement” and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”), in the form filed with the Securities and Exchange Commission; and

(e)           such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In addition, you have provided us with, and we are relying upon, certificates (the “Officers’ Certificates”) containing certain factual representations and covenants of officers of ART and of Arbor Realty SR, Inc., a Maryland corporation that is an indirect majority-owned subsidiary of ART (“SR Inc.”), which relate to, among other things, the actual and proposed operations of ART and SR Inc., and each of the entities in which ART and SR Inc. hold or have held a direct or indirect interest (collectively, the “Company”).  We have not made an independent investigation of all of the facts, statements, representations and covenants set forth in the Officers’ Certificates, the Registration Statement, the Prospectus or in any other document.  In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice and have not reviewed, and of which we may be unaware.  We have, consequently, assumed and relied on your representations that the information presented in the Officers’ Certificates, the Registration Statement, the Prospectus and other documents, or otherwise furnished to us, accurately and completely describe all material facts with respect to the matters addressed in the Officers’ Certificates.  We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.  We are not aware of any facts inconsistent with such statements, representations and covenants.  Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificates may affect our conclusions set forth herein.  Additionally, we have relied, with your permission, on (i) certain opinions rendered by Cadwalader, Wickersham & Taft LLP and Clifford Chance US LLP, to the effect that certain notes issued by the Company will be treated as indebtedness for U.S. federal income tax purposes and (ii) an opinion rendered by Hunton & Williams LLP relating to the treatment of certain participation interests in excess servicing fees, as described in the Registration Statement.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) each of the entities comprising the Company has been and will be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other state or jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof.  It should be noted that the Code, the Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretation at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  There can be no assurance, moreover, that our opinion will be accepted by the IRS, or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that commencing with ART’s taxable year ended December 31, 2003, and SR Inc.’s taxable year ended December 31, 2005, each of ART and SR Inc. has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and each of ART’s and SR Inc.’s current and proposed method of operation, as described in the Registration Statement, will enable ART and SR Inc. to continue to meet the requirements for qualification and taxation as REITs under the Code.

As noted in the Registration Statement, ART’s and SR Inc.’s qualification and taxation as a REIT depend upon their ability to meet, through actual operating results, certain requirements, including requirements relating to their assets, income, distribution levels and diversity of stock ownership, and various other qualification requirements imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of the operation of ART or SR Inc. for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

We express no opinion on any issue relating to ART, SR Inc. or any investment therein, other than as expressly stated above.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

*              *              *

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the headings “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange  Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP